Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in the Statement of Additional Information and to the use and incorporation by reference of our reports dated September 24, 2012 on the financial statements (as listed at Exhibit A) of the Columbia Funds Series Trust II included in the Annual Reports for the period ended July 31, 2012, as filed with the Securities and Exchange Commission in Post-Effective Amendment No. 77 to the Registration Statement (Form N-1A, No. 333-131683) of the Columbia Funds Series Trust II.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

November 27, 2012

Exhibit A

LIST OF FUNDS

Columbia Money Market Fund

Columbia Large Core Quantitative Fund

Columbia Limited Duration Credit Fund

Columbia Floating Rate Fund

Columbia Large Value Quantitative Fund

Columbia Minnesota Tax-Exempt Fund

Columbia AMT-Free Tax-Exempt Bond Fund